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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY


                                 FIRST AMENDMENT


         FIRST AMENDMENT, dated as of October 27, 2000 (this "Amendment"), to the Credit Agreement, dated as of March 22, 1999, (the "Credit Agreement"), among DELTA AIR LINES, INC., a Delaware corporation (the "Company"), the financial institutions parties thereto (the "Banks"), CITIBANK, N.A., as syndication agent (in such capacity, the "Syndication Agent") and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Company; and

         WHEREAS, the Company has requested, and, upon this Amendment becoming effective, the Majority Banks have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in their appropriate alphabetical order:

         "First Amendment" shall mean the First Amendment to this Agreement, dated as of October 27, 2000.

         "First Amendment Effective Date" shall mean the Amendment Effective Date (as defined therein) under the First Amendment.

         "Lien" shall have the meaning set forth in Section 7.1 hereof.

         3. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:


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                  SECTION  7.1 LIENS.

                  Create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind (collectively, "Liens") upon any of its property or assets, whether now owned or hereafter acquired, except: (i) Liens where the aggregate indebtedness secured by such Liens at any time does not exceed the sum of (a) the greater of $3,000,000,000 or fifteen percent (15%) of Equity plus (b) the amount outstanding under the obligations described on Schedule I hereof as "Secured"; (ii) liens for taxes not yet due or which are being contested in good faith; (iii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure the repayment of borrowed money or other advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
         (iv) liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, for sums not yet due or already due but the validity of which is being contested in good faith;
         (v) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary; (vi) any Lien required by Section 6.6 hereof; (vii) Liens on aircraft or aircraft engines owned by the Company or any Subsidiary on or before the First Amendment Effective Date or thereafter acquired by the Company or any Subsidiary, in either case to secure the payment of all or any part of the purchase price thereof or to secure any obligation incurred or for which a firm commitment is obtained prior to, at the time of, or after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof; provided, however, that in the case of this clause (vii), (A) the related indebtedness shall be permitted under 7.2 hereof; (B) any such Lien shall attach only to such aircraft and aircraft engines so acquired or to be acquired; (C) the Lien securing such indebtedness shall be created within 180 days of such acquisition; (D) no Default or Event of Default shall then exist or be created thereby; and (E) in the case of any Liens covering aircraft or aircraft engines owned by the Company or any Subsidiary on or before the First Amendment Effective Date, the aggregate indebtedness secured thereby shall not at any time exceed $1,500,000,000.

         4. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Company and the Majority Banks shall have executed and delivered to the Administrative Agent this Amendment.

         5. Representations and Warranties. The Company hereby represents and warrants to the Banks and the Administrative Agent that the representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.


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         6.       Continuing Effect. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Administrative Agent or the Banks except as expressly stated herein. Any reference to the "Credit Agreement" in any documents related to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

         7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         8. Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                      DELTA AIR LINES, INC.



                                      By:
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                                      Name:
                                      Title:


                                      By:
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                                      Name:
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                                      THE CHASE MANHATTAN BANK



                                      By:
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                                      Name:
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                                      By:
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                                      Name:
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